UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 15, 2005(Date
of Earliest Event Reported)

GEMSTAR-TV GUIDE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

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Delaware (State or Other Jurisdiction of Incorporation)	0-24218 (Commission File Number)	95-4782077 (IRS Employer Identification Number)

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6922 Hollywood Boulevard
12th Floor
Los Angeles, California 90028
(Address of principal executive offices) (Zip Code)

(323) 817-4600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     |_|         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     |_|         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On April 15, 2005, the Compensation Committee of the Board of Directors of Gemstar-TV Guide International, Inc. (the “Company”) approved the 2005 TV Guide Annual Bonus Plan (the “Bonus Plan”). Executive officers of the Company are among the eligible participants under the Bonus Plan. The Bonus Plan is designed to support a pay-for-performance bonus program that differentiates bonus amounts among eligible employees based on their individual performance, the financial performance of their relevant business unit and the financial performance of the Company as a whole. The Bonus Plan is also designed to more specifically align the performance goals and incentive compensation of eligible participants with the strategic direction and financial performance of the Company and to promote the attraction and long-term retention of talented employees through a bonus plan that rewards outstanding individual, business unit and corporate performance. Under the Bonus Plan, bonus amounts are determined based on specified weighting of an employee’s individual performance, the financial performance of the employee’s business unit and the overall financial performance of the Company. Financial performance is generally measured on an adjusted EBITDA basis but may be further adjusted to reflect extraordinary, unusual or non-recurring items. The target bonus levels differ for each level of employee. The target levels for executives who are classified in the “Vice President” to “Division President” levels range from 25% to 50%. The Bonus Plan will be administered by the Compensation Committee which retains the discretion not to make any bonus awards. The measurement period for the Bonus Plan is January 1 to December 31. Bonus amounts, if any, will be paid during the first quarter of 2006.

        A copy of the Bonus Plan is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c)    Exhibits.

          Exhibit
         Number             Description

           10.1                2005 TV Guide Annual Bonus Plan.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEMSTAR-TV GUIDE INTERNATIONAL, INC. By: /s/ Stephen H. Kay Stephen H. Kay Executive Vice President, General Counsel and Secretary

Date:  April 20, 2005

EXHIBIT INDEX

          Exhibit
         Number             Description

           10.1                2005 TV Guide Annual Bonus Plan.